UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 Registrant’s telephone number, including area code:  (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                        Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03	Amendments to the Articles of Incorporation or By-Laws; Change in Fiscal Year

On October 25, 2017, the Board of Directors of the Corporation amended Section 5 of Article I of the Corporation’s By-Laws, effective November 1, 2017, to implement a majority voting standard for uncontested elections of directors in lieu of the default plurality voting standard provided under the laws of New Jersey where the Corporation is incorporated.  Plurality voting would continue to apply in any contested election.

The Corporation’s Corporate Governance Guidelines have long included a resignation policy for any director candidate in an uncontested election if the votes “withheld” from the election of such director exceed the votes cast “for” such election.  The policy further provides that, in the absence of a compelling reason for the director to remain on the Board, the Board shall accept the resignation.  This resignation policy remains in effect with conforming changes to reflect the majority voting provision.

The above description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws filed as Exhibit 3(ii) to this Report.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits

                3(ii)     By-Laws, as amended effective November 1, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

3(ii)	By-Laws, as amended effective November 1, 2017

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: October 30, 2017	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)